EXHIBIT A

[FACE OF NOTE]

VITRO, S.A.B. de C.V.

9.125% Senior Note Due 2017

CUSIP _______________

No. $_______________

VITRO, S.A.B. de C.V., a sociedad anonima bursatil de capital variable organized under the laws of Mexico corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ____________________, or its registered assigns, the principal sum of ____________ DOLLARS ($______) or such other amount as indicated on the Schedule of Exchange of Notes attached hereto on February 1, 2017.

[Initial]1 Interest Rate: 9.125% per annum.

Interest Payment Dates: August 1 and February 1, commencing August 1, 2007.

Regular Record Dates: July 15 and January 15.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.
Date:	VITRO, S.A.B. de C.V.
By:
Name:
Title:

[1] For Initial Notes or Initial Additional Notes only.

(Form of Trustee's Certificate of Authentication)

This is one of the 9.125% Senior Notes Due 2017 described in the Indenture referred to in this Note.
THE BANK OF NEW YORK, as Trustee
By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

VITRO, S.A.B. de C.V.

9.125% Senior Note Due 2017

1. Principal and Interest.

The Company promises to pay the principal of this Note on February 1, 2017.

The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 9.125% per annum (subject to adjustment as provided below).

Interest will be payable semiannually (to the Holders of record of the Notes at the close of business on the July 15 or January 15 immediately preceding the interest payment date) on each interest payment date, commencing August 1, 2007.

[The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated February 1, 2007, between the Company and the Initial Purchasers named therein (the "Registration Rights Agreement"). In the event that neither the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) nor the Shelf Registration Statement (as defined in the Registration Rights Agreement) is declared effective on or prior to the date that is 210 days after the Issue Date (the "Effectiveness Deadline"), the interest rate on this Note will increase by a rate of 0.50% per annum until the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective by the Commission. If the Exchange Offer Registration Statement is declared effective but the Exchange Offer is not consummated on or prior to the earlier to occur of 30 Business Days after the date of effectiveness of the Exchange Offer Registration Statement or 30 days after the Effectiveness Deadline, the interest rate on this Note will increase by a rate of 0.50% per annum, up to a maximum increase of 1.00% per annum in total, until the Exchange Offer is consummated. ]2

The interest rate on this Note (increased as the case may be with additional interest referred to above) will increase by 1.00% per annum commencing on the date that is 90 days after the Issue Date if, as of such date, each of the Specified Guarantors has not unconditionally guaranteed, jointly and severally, on an unsecured basis, the obligations of the Company pursuant to the Notes and this Indenture by executing a supplemental indenture.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note [or the Note surrendered in exchange for this Note]3 (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from [the Issue Date].4 Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and interest at a rate per annum that is 2.0% in excess of 9.125%. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2. Indentures; Note Guaranty.

This is one of the Notes issued under an Indenture dated as of February 1, 2007 (as amended from time to time, the "Indenture"), among the Company, the Guarantors party thereto and The Bank of New York, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured obligations of the Company. The Indenture limits the original aggregate principal amount of the Notes to $700,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note is guarantied as set forth in the Indenture.

3. Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4. Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5. Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6. Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency if such amendment or supplement does not materially and adversely affect the rights of any Holder.

7. Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8. Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

2Include only for Initial Note or Initial Additional Note.

3Include only for Exchange Note.

4For Additional Notes, should be the date of their original issue.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to ______________, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

(1) This Note is being transferred to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.

(2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

(3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller
By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within‑mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:5
By
To be executed by an executive officer

5Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Sections 4.13 or 4.12 of the Indenture, check the box: 9

If you wish to have a portion of this Note purchased by the Company pursuant to Sections 4.13 or 4.12 of the Indenture, state the amount (in original principal amount) below:

$_____________________.

Date:____________

Your Signature:__________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:1_____________________________

1Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF TRANSFERS OR EXCHANGES OF NOTES1

The following exchanges of a part of this Global Note for Certificated Notes or a part of another Global Note have been made:
Date of Transfer or Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

1For Global Notes